QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on March 26, 2018

Registration No. 333-223405

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 3
to

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bilibili Inc.
(Exact name of Registrant as specified in its charter)
Not Applicable
(Translation of Registrant's name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	7389 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Building 3, Guozheng Center, No. 485 Zhengli Road, Yangpu District
Shanghai, 200433
People's Republic of China
+86 21-25099255
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Law Debenture Corporate Services Inc.
801 2nd Avenue, Suite 403
New York, New York 10017
+1 212-750-6474
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen's Road Central Hong Kong +852 3740-4700	Haiping Li, Esq. Skadden, Arps, Slate, Meagher & Flom LLP JingAn Kerry Centre, Tower II 46th Floor 1539 Nanjing West Road Shanghai, the People's Republic of China +86 21-61938200	Allen Wang, Esq. Zheng Wang, Esq. Latham & Watkins 18th Floor, One Exchange Square 8 Connaught Place, Central Hong Kong +852 2912-2500

Approximate date of commencement of proposed sale to the public:
as soon as practicable after the effective date of this registration statement.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company    ☒

           If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(3)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee(4)

Class Z ordinary shares, par value US$0.0001 per share(1)(2)	48,300,000	US$12.50	US$603,750,000.00	US$75,166.88

(1)
American depositary shares issuable upon deposit of Class Z ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-223711). Each American depositary share represents one Class Z ordinary share.

(2)
Includes Class Z ordinary shares that are issuable upon the exercise of the underwriters' over-allotment option. Also includes Class Z ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These Class Z ordinary shares are not being registered for the purpose of sales outside the United States.

(3)
Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

(4)
Previously paid.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

 EXPLANATORY NOTE

        This Amendment No. 3 is being filed solely for the purpose of filing an exhibit to this registration statement on Form F-1, or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 3 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 2 to the Registration Statement, filed on March 23, 2018.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

        The new articles of association that we have adopted and to become effective upon the completion of this offering provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such only if they acted honestly and in good faith with a view to the best interests of our company and, in the case of criminal proceedings, only if they had no reasonable cause to believe that their conduct was unlawful.

        Pursuant to the indemnification agreements the form of which is filed as Exhibit 10.3 to this registration statement, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

        The underwriting agreement, the form of which is filed as Exhibit 1.1 to this registration statement, will also provide for indemnification by the underwriters of us and our officers and directors for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    RECENT SALES OF UNREGISTERED SECURITIES.

        During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Securities/Purchaser	Date of Sale or Issuance	Number of Securities	Consideration
Class A ordinary shares
Saber Lily Limited	July 15, 2015	2,500,000	Past and future services to us (500,000 shares were repurchased by us on May 10, 2016)
Saber Lily Limited	May 10, 2016	2,500,000	Past and future services to us
Vanship Limited	December 29, 2016	12,796,395	Past and future services to us
Series B preferred shares
Qiming Venture Partners IV, L.P.	January 14, 2015	10,592,518	US$20,528,301
Qiming Managing Directors Fund IV, L.P.	January 14, 2015	334,453	US$648,169
CMC Bullet Holdings Limited	January 14, 2015	6,191,950	US$12,000,000
IDG-Accel China Growth Fund III L.P.	January 14, 2015	2,023,715	US$3,921,960
IDG-Accel China III Investors L.P.	January 14, 2015	143,467	US$278,040
IDG China Media Fund II L.P.	January 14, 2015	928,793	US$1,800,000
Huaxing Capital Partners, L.P.	January 14, 2015	1,547,988	US$3,000,000
FingerFun (HK) Limited	January 14, 2015	1,031,992	US$2,000,000
Series C preferred shares
OPH B Limited	July 15, 2015	10,954,357	US$45,000,000
Internet Fund III Pte. Ltd.	July 15, 2015	17,040,111	US$70,000,000
H Capital II, L.P.	July 15, 2015	6,085,754	US$25,000,000
Qiming Venture Partners IV, L.P.	July 15, 2015	530,953	US$2,181,132
Qiming Managing Directors Fund IV, L.P.	July 15, 2015	16,765	US$68,868
CMC Bullet Holdings Limited	July 15, 2015	730,291	US$3,000,002
Windforce Limited	July 15, 2015	3,817,427	US$15,681,816
Lighthouse Venture International, Inc.	July 15, 2015	121,715	US$500,000
Series C1 preferred shares
Starry Concept Group Limited	May 10, 2016	10,676,762	US$50,000,000
Sunrise View Investments Limited	May 10, 2016	10,676,762	US$50,000,000
Cheerford Limited	May 10, 2016	4,313,307	US$20,199,510
Blissful Day Limited	May 10, 2016	7,351,830	US$34,429,120
HaiTong XuYu International Limited	May 10, 2016	2,135,352	US$10,000,000
GP TMT Holdings Limited	May 10, 2016	2,135,352	US$10,000,000
Golden Pujiang River International (BVI) Limited	May 10, 2016	2,113,999	US$9,900,000
Green Bridge Group Limited	May 10, 2016	1,067,676	US$5,000,000
Lighthouse Capital International Inc.	May 10, 2016	21,354	US$100,000
Ying Tai International Limited	May 10, 2016	988,375	US$4,628,630
Series C2 preferred shares
Green Bridge Group Limited	May 10, 2016	954,605	US$5,000,000
Series D1 preferred shares
Cheerford Limited	May 2, 2017	1,154,643	US$7,151,904
Series D2 preferred shares
CMC Beacon Holdings Limited	May 2, 2017	11,915,947	US$86,601,196
Tencent Mobility Limited	May 2, 2017	630,950	US$4,585,538
Cheerford Limited	May 2, 2017	1,212,667	US$8,813,266
Options
Certain directors, officers and employees	July 28, 2014 to December 10, 2017	Options to purchase 19,364,209 Class Z ordinary shares	Past and future services to us
Ming Hsien Chan	February 26, 2016	Options to purchase 1,000,000 Class Z ordinary shares	Equity interests in a business acquired

Item 8.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a)
  Exhibits

        See Exhibit Index beginning on page II-4 of this registration statement.

        The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of "materiality" that are different from "materiality" under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

        We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

  (b)
  Financial Statement Schedules

        Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9.    UNDERTAKINGS.

        The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 BILIBILI INC.

Exhibit Index

Exhibit Number		Description of Document
1.1		Form of Underwriting Agreement

3.1	†	Fifth Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect

3.2	†	Form of Sixth Amended and Restated Memorandum and Articles of Association of the Registrant (effective upon the closing of this offering)

4.1	†	Registrant's Specimen American Depositary Receipt (included in Exhibit 4.3)

4.2	†	Registrant's Specimen Certificate for Class Z Ordinary Shares

4.3	†	Form of Deposit Agreement, among the Registrant, the depositary and the holders and beneficial owners of the American Depositary Receipts issued thereunder

4.4	†	Fourth Amended and Restated Shareholders' Agreement between the Registrant and other parties thereto dated April 1, 2017

5.1	†	Opinion of Walkers regarding the validity of the Class Z ordinary shares being registered and certain Cayman Islands tax matters

8.1	†	Opinion of Walkers regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

8.2	†	Opinion of Commerce & Finance Law Offices regarding certain PRC tax matters (included in Exhibit 99.2)

10.1	†	Global Share Incentive Plan

10.2	†	2018 Share Incentive Plan

10.3	†	Form of Indemnification Agreement between the Registrant and its directors and executive officers

10.4	†	Form of Employment Agreement between the Registrant and its executive officers

10.5	†	English translation of Power of Attorney granted by Mr. Rui Chen, the sole shareholder of Shanghai Kuanyu, dated June 2, 2015

10.6	†	English translation of the Equity Pledge Agreement among Hode Technology, Shanghai Kuanyu and Mr. Rui Chen, the sole shareholder of Shanghai Kuanyu, dated June 2, 2015

10.7	†	English translation of the Exclusive Technology Consulting and Services Agreement between Hode Technology and Shanghai Kuanyu, dated June 2, 2015

10.8	†	English translation of the Exclusive Call Option Agreement among Hode Technology, Shanghai Kuanyu and Mr. Rui Chen, the sole shareholder of Shanghai Kuanyu, dated June 2, 2015

10.9	†	English translation of Spousal Consent Letter granted by Qitao Yang

10.10	†	English translation of Power of Attorney granted by the shareholders of Shanghai Hode, dated October 10, 2017

10.11	†	English translation of the Equity Pledge Agreement among Hode Technology, Shanghai Hode and the shareholders of Shanghai Hode, dated October 10, 2017

Exhibit Number		Description of Document
10.12	†	English translation of the Exclusive Technology Consulting and Services Agreement between Hode Technology and Shanghai Hode, dated October 10, 2017

10.13	†	English translation of the Exclusive Call Option Agreement among Hode Technology, Shanghai Hode and the shareholders of Shanghai Hode, dated October 10, 2017

10.14	†	English translation of Spousal Consent Letters granted by Weixiong Lin, Qingyu Li and Qitao Yang

10.15	†	Share Purchase Agreement between the Registrant and other parties thereto, dated April 1, 2017

21.1	†	Principal Subsidiaries of the Registrant

23.1	†	Consent of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm

23.2	†	Consent of Walkers (included in Exhibit 5.1)

23.3	†	Consent of Commerce & Finance Law Offices (included in Exhibit 99.2)

23.4	†	Consent of Eric He

24.1	†	Powers of Attorney

99.1	†	Code of Business Conduct and Ethics of the Registrant

99.2	†	Opinion of Commerce & Finance Law Offices regarding certain PRC law matters

99.3	†	Consent of iResearch

99.4	†	Consent of QuestMobile

†
Previously filed.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on March 26, 2018.

BILIBILI INC.
By:	/s/ RUI CHEN
	Name:	Rui Chen
	Title:	Chairman of the Board of Directors and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

/s/ RUI CHEN Rui Chen			Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	March 26, 2018
/s/ XIN FAN Xin Fan			Chief Financial Officer (Principal Financial and Accounting Officer)	March 26, 2018
* Yi Xu			Director and President	March 26, 2018
* Ni Li			Vice Chairman of the Board of Directors and Chief Operating Officer	March 26, 2018
* Ruigang Li			Director	March 26, 2018
* Lijun Lin			Director	March 26, 2018
* Chen Tong			Director	March 26, 2018
* Wenji Jin			Director	March 26, 2018
* JP Gan			Director	March 26, 2018
*By	/s/ RUI CHEN			March 26, 2018
	Name:	Rui Chen
Attorney-in-fact

 SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

        Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Bilibili Inc. has signed this registration statement or amendment thereto in New York, New York, United States of America on March 26, 2018.

Authorized U.S. Representative
By:	/s/ DIANA ARIAS
	Name:	Diana Arias, on behalf of Law Debenture Corporate Services Inc.
	Title:	Senior Manager

QuickLinks

EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  Item 7. RECENT SALES OF UNREGISTERED SECURITIES.
  Item 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
  Item 9. UNDERTAKINGS.
BILIBILI INC. Exhibit Index
SIGNATURES
SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES